UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 20, 2019
_______________________________
Endo International plc
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
On August 20, 2019, Endo International plc (the “Company”) issued a press release announcing that its subsidiaries, Endo Pharmaceuticals Inc., Endo Health Solutions Inc., Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc., have reached a settlement in principle with the County of Cuyahoga, Ohio, the County of Summit, Ohio and certain related persons in connection with the following lawsuits pending in the U.S. District Court for the Northern District of Ohio: The County of Cuyahoga, et al. v. Purdue Pharma, L.P., et al., Case No. 17-OP-45004; and The County of Summit, et al. v. Purdue Pharma, L.P., et al., Case No. 18-OP-45090. The settlement will be effective only upon the execution of definitive documentation.
A copy of the Company’s press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
99.1	Press Release of Endo International plc dated as of August 20, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: August 20, 2019